SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant  ☒

Check the appropriate box:

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Name of Registrant as Specified in Its Charter)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copy; Subject to Completion

Dated March 11, 2003

SELIM K. ZILKHA

1001 McKinney

Suite 1900

Houston, Texas 77002

                    , 2003

To the Stockholders of El Paso Corporation

Dear Fellow Stockholders:

As one of the largest stockholders of El Paso Corporation, I have watched with great dismay the disastrous decline in the value of El Paso’s securities, including the precipitous drop in its stock price and the recent series of debt ratings downgrades. I believe this drastic decline is the result of the ever increasing loss of confidence in the current board and management and of an alarming series of errors in judgment perpetrated by that group. I believe that the only way to restore confidence in El Paso and turn around its fortunes is to replace the current board with directors who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. I believe that I have assembled the right group to meet the challenges facing El Paso and urge you to support their election as directors of El Paso.

I urge you to read the enclosed Proxy Statement carefully, as it contains more detailed information about the nominees and the other proposals I will present at the Annual Meeting.

Vote for change. Vote to replace the directors who have so badly failed us. Vote “FOR” the election of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha by signing the enclosed BLUE Proxy and returning it to Innisfree M&A Incorporated in the self-addressed, postage-paid envelope provided.

If you have any questions, please feel free to call Innisfree M&A Incorporated toll free at (877) 750-5837. Banks and brokers may call collect at (212) 750-5833.

Thank you for your support.

Sincerely,

Selim K. Zilkha

The date of this Proxy Statement is [DATE]. This Proxy Statement is first being furnished to El Paso’s stockholders on or about [DATE], 2003.

2003 Annual Meeting of Stockholders of  El Paso Corporation

Proxy Statement  of  Selim K. Zilkha

This proxy statement (the “Proxy Statement”) and the enclosed BLUE proxy card are being furnished to you, the stockholders of El Paso Corporation, a Delaware corporation (“El Paso” or the “Company”), in connection with the solicitation of proxies by Selim K. Zilkha (the “Stockholder”) for use at the 2003 Annual Meeting of Stockholders of El Paso (including any adjournments, postponements, reschedulings or continuations of the meeting, the “2003 Annual Meeting”).

In order to replace the current Board, the Stockholder is soliciting proxies to take the following actions at the 2003 Annual Meeting:

Proposal 1.	To amend the Company’s By-Laws to fix the number of directors constituting the entire Board of Directors at nine, including by appropriate amendments to Article III, Section 1 of the Company’s By-Laws.

Proposal 2.	To elect each of the Nominees referred to below to the Company’s Board of Directors, in lieu of any persons who may be nominated by the Company’s incumbent Board of Directors or by any other person.

Proposal 3.	To amend the Company’s By-Laws to delete any requirements for advance notice to be provided by stockholders prior to nominating persons for election to the Company’s Board of Directors, including by appropriate amendment to Article III, Section 3 of the Company’s By-Laws.

Proposal 4.	To repeal each provision of or amendment to the Company’s By-Laws (other than the provisions and amendments added or effected pursuant to Proposals 1 and 3) adopted after the version of the By-Laws, purportedly as amended through November 7, 2002, filed by the Company with the Securities and Exchange Commission as Exhibit 3.B to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

Proposal 5.	To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

In accordance with the By-Laws of El Paso, on February 18, 2003, the Stockholder delivered written notice to the Secretary of the Company of his intention to nominate for election to the Company’s Board of Directors (the “Board”) at the 2003 Annual Meeting Messrs. R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha (the “Stockholder Nominees”) and present the Proposals described above (the “Stockholder Proposals”) to the stockholders of the Company for their approval at the 2003 Annual Meeting. The Stockholder believes that the Stockholder Nominees are highly qualified individuals who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. For more information regarding the Stockholder Nominees, see “The Election of Directors—The Stockholder Nominees”, beginning on page    .

Purposes of the Stockholder Proposals

The purposes of the Stockholder Proposals are as follows:

•	The purpose of Proposal 1 is to ensure that if all of the Stockholder Nominees are elected as directors, they will constitute the whole Board. The text of the amendment to the By-Laws to be effectuated by Proposal 1 is set forth in Schedule I.

•	The purpose of Proposal 2 is to elect the Stockholder Nominees.

•	Proposal 3 will allow any stockholder of the Company to nominate individuals to serve as directors without being subject to the restrictive advance notice requirements that currently are in effect. The text of the amendment to the By-Laws to be effectuated by Proposal 3 is set forth in Schedule I.

•	Proposal 4 will eliminate any changes to the Company’s By-Laws made by the current Board since the date of the last version of the By-Laws published by the Company, including any changes that would limit the ability of the Company’s stockholders to elect their choice of directors.

•	The purpose of Proposal 5 is to ensure that action is taken at the Annual Meeting in a logical manner.

El Paso has announced that the 2003 Annual Meeting will be held in [PLACE OF MEETING] [at [LOCATION OF MEETING]] on [DATE OF MEETING], 2003 at [TIME OF MEETING]. El Paso has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the 2003 Annual Meeting is [RECORD DATE], 2003.

As of the date of this Proxy Statement, the Stockholder is the beneficial owner of an aggregate of [8,909,195] shares of common stock, par value $3.00 per share, of the Company, which represent approximately [1.49]% of the issued and outstanding shares of El Paso common stock ([598,964,891] shares as of            , 2003, based on information publicly disclosed by the Company in its annual report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission (the “SEC”) on March        , 2003).

Additional information concerning the Stockholder and the other participants in the solicitation is set forth under the heading “Information Concerning the Participants in the Solicitation” beginning on page    .

* * *

This solicitation is being made by Selim K. Zilkha, and not on behalf of the incumbent board of directors of El Paso.

Your vote at this year’s annual meeting is very important, no matter how many or how few shares you own. Please sign and date the enclosed BLUE proxy card and return it in the enclosed postage-paid envelope promptly.

Please do not return any proxy card sent to you by El Paso’s incumbent board of directors. Even if you may have voted on El Paso’s proxy card, you can easily change your vote and revoke that proxy by signing, dating and returning the enclosed BLUE proxy card. Only your latest dated proxy will count at the 2003 Annual Meeting.

* * *

If you have any questions concerning this Proxy Statement, would like to request  additional copies of this Proxy Statement or need help voting your shares, please  contact:

INNISFREE M&A INCORPORATED

Call toll free: (877) 750-5837

Banks and Brokers, call collect: (212) 750-5833

For more information, please visit www.saveelpasonow.com

Background; Reasons for the Solicitation

Background

The Stockholder was the majority owner of Zilkha Energy Company, L.L.C. for several years before that company was acquired by Sonat, Inc. in 1998. Sonat in turn was acquired by El Paso in 1999. As a result of these transactions, Mr. Zilkha became the holder of a substantial number of shares of El Paso’s common stock. Mr. Zilkha, like many other El Paso stockholders, has suffered a tremendous decline in the value of his investment in El Paso. At January 2, 2001, based on the prices at which El Paso’s common stock was traded on the New York Stock Exchange, the shares Mr. Zilkha now owns were worth approximately $626 million. As of March 10, 2003, these shares were worth approximately $40 million. In other words, over a period of slightly more than two years, Mr. Zilkha suffered unrealized losses on his El Paso stock position of approximately $586 million. This coincided with a decline in El Paso’s equity market capitalization from over $37 billion to approximately $3 billion. He has continued to hold the bulk of his position notwithstanding this loss in value because he believes that with effective new leadership and management, El Paso can again be a valuable investment.

Mr. Zilkha is a private investor. In the course of his career he has managed several large businesses, including Zilkha Energy Company, L.L.C. After the acquisition of Sonat by the Company, Mr. Zilkha served as a director of El Paso from November 1999 to February 2001, and as an advisory director from February 2001 until he resigned from that position on June 4, 2002. During the time Mr. Zilkha was a voting director, he participated in Board deliberations and periodically consulted with management regarding El Paso’s business. As an advisory director, Mr. Zilkha had no vote on matters coming before the Board. Mr. Zilkha did not actively participate in the day-to-day management of El Paso at any time. A primary reason for Mr. Zilkha’s resignation from his position as an advisory director was his desire to be able to more freely sell a portion of his El Paso common stock in order to satisfy some near-term liquidity requirements, including commitments made to charitable organizations. He subsequently did, in fact, sell in the aggregate 2,855,577 shares. Mr. Zilkha also donated in the aggregate an additional 933,723 shares or the proceeds generated from the sale of these shares to certain charities, primarily the Keck School of Medicine at the University of Southern California and The Hobby Center for the Performing Arts in Houston, Texas.

Around May 2002, shortly before the time Mr. Zilkha resigned as an advisory director, the trading price of El Paso’s common stock began what would prove to be a precipitous decline. By September 2002 the shares, which had traded over $46.00 in the spring of 2002, had traded as low as $5.30. The decline in confidence so clearly expressed by the capital markets was shared by Mr. Zilkha. Mr. Zilkha’s loss of confidence was prompted by mounting evidence, appearing from mid-2002 onwards, that things were going badly at El Paso, including, among other things, increasing signs of financial distress, signs of increased scrutiny by the Securities and Exchange Commission and the Federal Energy Regulatory Commission, and class action stockholder lawsuits being filed against the Company. At various times between July 2002 and February 2003, Mr. Zilkha corresponded with members of the Company’s Board regarding his increasing concerns over the strategic direction of El Paso and the quality of El Paso’s management. In this correspondence, Mr. Zilkha repeatedly called for the resignation of William A. Wise from his positions as the Company’s President and Chief Executive Officer. In the same correspondence, Mr. Zilkha also made suggestions regarding candidates to replace Mr. Wise, all of which were rejected or seemingly ignored. The responses Mr. Zilkha received to his various requests and suggestions indicated to him that the Board was simply unwilling to face up to the serious reality of El Paso’s deteriorating financial condition. The Board during this period appeared to ignore, or at least refuse to address, the numerous warning signs that so concerned Mr. Zilkha, as well as, apparently, those trading El Paso’s securities. Mr. Zilkha’s view that the Board was in denial was reinforced when he was summarily rebuffed on his proposal that El Paso sell for cash the Gulfstream V jet that was provided for the use of Mr. Wise, even as El Paso’s liquidity constraints became ever more acute. Mr. Zilkha was so concerned about the declining condition of El Paso and the quality of its management that at one point, Mr. Zilkha proposed that he and his son, Michael Zilkha, would be willing to assume the active management of El Paso for no compensation. This proposal was intended only as a temporary response to a situation Mr. Zilkha viewed (correctly, as it turned out) as critical for El Paso. Neither Mr. Zilkha nor any of his immediate family members intends to accept in the future any executive management position with El Paso.

The Company’s Board responded to Mr. Zilkha’s expressions of increasing concern over its failures of management with a series of overtures that apparently were intended to placate him. On January 9, 2003, Mr. Wise and two of El Paso’s directors, Ron Kuehn and John Bissell, proposed to Mr. Zilkha that he be given the opportunity to nominate two directors to the Board. Mr. Zilkha rejected this proposal because by that time he had become convinced that both Mr. Wise’s immediate removal and a fundamental change in the composition of the Board were required to address El Paso’s problems and the proposal he rejected would have achieved neither of these objectives. Until early February 2003, the Board continued to indicate to Mr. Zilkha that it supported Mr. Wise and was not willing to remove him.

On several occasions after January 9, 2003, Mr. Zilkha suggested to Mr. Kuehn and others that along with the resignation of Mr. Wise, several of El Paso’s directors should be replaced by independent directors with managerial or operating experience in the energy industry. There were several further attempts to reach a compromise agreement with Mr. Kuehn and others on a change in the composition of the Board, but each attempt failed. In these discussions, Mr. Kuehn and his colleagues continued to offer only two or three board seats and no commitment to replace Mr. Wise, while Mr. Zilkha continued to seek a substantially larger Board representation and the removal of Mr. Wise. Following these failed attempts at compromise, Mr. Zilkha concluded that real change could only be effected, and the interests of the Company’s stockholders protected, through the replacement of the entire incumbent Board (including Mr. Wise) and not through the two or three Board seats being offered for him and his nominees.

On February 11, 2003, El Paso announced that Mr. Wise intended to resign his position as Chief Executive Officer and President of the Company at an unspecified future date, following the selection (with Mr. Wise’s assistance) of a successor. In any event, according to the Company’s announcement, Mr. Wise would continue to serve as Chairman of El Paso’s Board until the end of 2003. This appeared to be an abrupt change in strategic direction on the part of the incumbent Board, because as recently as January 17, 2003, Mr. Kuehn had advised Mr. Zilkha in an email that “The Board…does not believe that a change in management involving Bill Wise at this critical and challenging time in the industry is in the best interest of the shareholders and the employees. Therefore, the Board unanimously reaffirmed its support for the current senior management of the Company.” When Mr. Zilkha examined the details of El Paso’s announcement regarding Mr. Wise’s change in status, however, he recognized that in fact Mr. Wise’s active involvement in the Company’s management was to continue for an indeterminate period and that Mr. Wise would continue, through his chairmanship of the Board, to exert significant influence over El Paso’s corporate decision-making at least until the end of 2003. Accordingly, Mr. Zilkha determined that the Company’s announcement of Mr. Wise’s planned departure did not reflect the significant, immediate change in direction at El Paso that he had been looking for and, therefore, Mr. Zilkha decided to continue to press for more radical change through the replacement of the entire incumbent Board.

On February 14, 2003, one day after El Paso’s common stock traded at its all-time low of $3.33, attorneys from the law firm of Fried Frank Harris Shriver & Jacobson, representing the Company and its incumbent Board, contacted lawyers at Clifford Chance who were representing Mr. Zilkha and stated that members of the Board had heard that Mr. Zilkha was planning to propose nominees for election to the Company’s Board at the 2003 Annual Meeting. They said they wanted to explore a way to “settle the matter”, specifically by offering Mr. Zilkha the ability to nominate a minority of the Board. Mr. Zilkha’s response, as communicated to the incumbent Board’s attorneys, was that his concerns about El Paso’s condition had become so grave that the only acceptable resolution was for the entire incumbent Board to resign.

On February 18, 2003, Mr. Zilkha sent a letter to the Board, the text of which was as follows:

Dear Directors:

As one of the largest stockholders of El Paso Corporation, I have watched with great dismay the disastrous decline in the value of El Paso’s securities, including the precipitous drop in its stock price and the series of debt ratings downgrades. Many stockholders are convinced that immediate action is needed to restore El Paso to its former greatness. I believe that the only way to achieve this vital goal is to effect a complete change in the board of directors of the company. Along with the company’s thousands of employees and stockholders who rely on El Paso, I can no longer watch passively as the value of the company continues to decline. Accordingly, I feel I have no choice but to deliver the attached notice of my intention to seek the support of my fellow stockholders to replace the board of directors of El Paso at its upcoming annual meeting.

The value of El Paso shares has fallen to its lowest point in a decade, including an all time low in the past week and a decline of 90% in the past year, and its debt has been downgraded to junk levels. I believe this drastic decline is the result of the ever increasing loss of confidence in the current board and management.

The recent announcement that William A. Wise intends to resign his positions with El Paso is woefully inadequate to address the many problems that plague El Paso. Throughout El Paso’s sharp decline in share value, the current board of directors has failed the stockholders miserably. The only way to correct the problems and meet the challenges that face El Paso is to replace the current board with directors who have the credibility and the solid experience in the energy industry necessary to maximize the value and productivity of El Paso’s employees and assets. I believe that I have assembled the right group to face these challenges. The individuals that I intend to nominate have the credibility, experience and expertise necessary to turn El Paso around and restore value to its stockholders.

As many of you know, I have long been a proponent of accountability and change at El Paso. I remain convinced that El Paso is capable of being a strong, growing enterprise. However, that turnaround can never happen under the current board and management.

I urge you, the directors, to consider your duty to the stockholders of the company and resign immediately and appoint the attached slate of directors.

They stand ready to serve.

Sincerely,

/s/ Selim K. Zilkha

Reasons for the Solicitation

The Stockholder decided to seek the replacement of all of El Paso’s incumbent directors after concluding that in his opinion, they cannot be trusted to guide and oversee El Paso’s management in the future. He based this conclusion particularly on the basis of the incumbent directors’ performance since the middle of 2002, including the following:

•	Throughout the second half of 2002 and into February 2003, it was increasingly obvious that the policies and strategic direction adopted by Mr. Wise had proven precarious for El Paso. Nonetheless, and despite repeated entreaties from Mr. Zilkha and other stockholders, the incumbent directors continued to support Mr. Wise.

•	Only when faced with overwhelming evidence of El Paso’s precarious condition and knowing that a proxy contest was likely did the incumbent directors make any public attempt to rein in Mr. Wise.

•	The incumbent directors’ purported action with respect to Mr. Wise was too little, too late. Mr. Wise appears set to remain in office for an indeterminate period, even as the disastrous legacy of his tenure continues to haunt El Paso.

•	The incumbent directors cannot now fix their credibility problems by belatedly replacing Mr. Wise. The true test of a director is how quickly and effectively the director reacts to difficult or unexpected circumstances. El Paso’s incumbent directors miserably failed the test they faced from mid-2002 onward by remaining seemingly paralyzed with respect to Mr. Wise.

•	That failure of performance by the incumbent directors, coupled with a review of their professional backgrounds, has led the Stockholder to conclude that the incumbent directors do not belong in their current positions because as a group they lack the industry-specific operating and managerial experience and expertise, as well as, apparently, the courage to do the right thing when the going gets tough.

•	Finally, by clinging to office in the face of the serial disasters that have occurred at El Paso, the incumbent directors have made clear they do not accept the importance of personal accountability. In the Stockholder’s opinion, the incumbent directors should acknowledge their responsibility for the tragic decline in the Company’s value and credibility that has occurred on their watch. They should do this by stepping aside in favor of new and more qualified candidates. Instead, those incumbents are squandering the Company’s money to defend their sorry record. The Stockholder finds this attitude reprehensible and wholly inconsistent with his own personal view of what it means to be a director of a public company such as El Paso.

Plans for El Paso

The Stockholder expects that, after the Stockholder Nominees are elected in place of the incumbent directors, they immediately will begin the process of seeking to repair the damage done to El Paso during the period Mr. Wise has acted as the Company’s chief executive officer. Since the damage is extensive, this will not be an easy task. No one should expect an overnight turnaround, or that El Paso’s stock price will soon return anywhere close to its former heights. The Stockholder believes, however, that by harnessing the Stockholder Nominees’ deep experience and expertise in the oil and gas industry, it should be possible to set a major turnaround in motion.

It would be inappropriate for the Stockholder Nominees to adopt a detailed business strategy or plan for El Paso before they are elected as directors, because El Paso’s public disclosures about its business operations and financial condition do not provide an adequate basis for detailed business planning. Furthermore, once elected as directors, the Stockholder Nominees will have a fiduciary obligation to act in an appropriately deliberate, fully-informed basis that they believe to be in the best interests of El Paso and its stockholders.

Subject to these considerations, the Stockholder expects that, once elected as directors of El Paso, the Stockholder Nominees will:

•	Immediately terminate Mr. Wise from all management positions.

•	Appoint a committee of directors consisting of Messrs. Stephen D. Chesebro’, Ted E. Davis, Ronald J. Burns and John J. Murphy that will be headed by Mr. Chesebro’, who will also serve as Executive Chairman of the Board. That committee will have responsibility, until the appointment of a replacement CEO, for El Paso’s day-to-day operations and management.

•	Commence an active search, to be supervised by a committee of the newly-elected Board, for a highly qualified CEO, with a view to engaging that person’s services as soon as reasonably practicable.

•	Obtain accurate, up-to-date information regarding all material aspects of El Paso’s businesses and financial affairs and, with the benefit of that information, work with the new CEO to develop and then implement a business strategy designed to turn El Paso around, including:

•	Aggressively addressing impending liquidity, legal and regulatory issues;

•	Regaining the trust of stakeholders, which include stockholders, debtholders, investors, regulators, customers, partners, employees, communities and foreign governments; and

•	Building a cohesive team of employees, management and directors to maximize stockholder benefit from El Paso’s world-class assets.

* * *

The Stockholder urges all El Paso stockholders to vote “FOR” the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals by signing, dating and returning the enclosed BLUE proxy card.

The Election of Directors

The By-Laws of the Company currently provide that there will be at least one director, with the number of directors to be fixed from time to time by the Board. The Board currently consists of 12 directors. The Stockholder is asking the stockholders of the Company to approve the reduction of the size of the Board from 12 to nine and elect the nine Stockholder Nominees.

The Stockholder Nominees

The Stockholder Nominees are Messrs. R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha. The Stockholder believes the Stockholder Nominees are highly qualified individuals based on their extensive business and professional experience with requisite skills to turn the company around.

The Stockholder Nominees and certain information concerning their principal occupations or employment, beneficial ownership of El Paso’s common stock as of the date of this Proxy Statement, and other matters is set forth below. This information has been furnished to the Stockholder by the respective Stockholder Nominees.

Name, Age and Business Address	Principal Occupation and Other Selected Information Concerning Nominees for Director

R. GERALD BENNETT Age: 61 Business Address: 11111 Wilcrest Green, Suite 300 Houston, TX 77042

Since July 2000, Mr. Bennett has been the Chairman, President and CEO of Total Safety, Inc., the principal business of which is providing safety solutions to industrial and energy markets. From January 1999 to June 2000, Mr. Bennett was involved in the operations of G&S Bennett, Ltd., the principal business of which was investments, and of which he was the owner. From 1996 to December 1998, Mr. Bennett served as a Senior Vice President of Equitable Resources, Inc. and President of that company’s ERI Supply and Logistics Group, the principal business of which is natural gas distribution and production. Mr. Bennett has extensive experience in the oil and gas industry, including exploration and production, gathering, transportation and storage of natural gas, marketing and regulatory affairs. Mr. Bennett is currently a director of TransTexas Gas Corporation. Mr. Bennett was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas first filed for federal bankruptcy protection in 1999. TransTexas filed for federal bankruptcy protection again in 2002.

C. ROBERT BLACK Age: 67 Business Address: 116 Applehead Island P.O. Box 7907 Horseshoe Bay, TX 78657

Mr. Black retired from Texaco, Inc. after 41 years of service in May 1999. From January 1997 to January 1998, Mr. Black served as President of the Worldwide Exploration and Production division of Texaco, the principal business of which is oil and gas exploration and production. From January 1998 to May 1, 1999, he served as Senior Vice President in the office of Chairman of Texaco. Mr. Black also served on Texaco’s Executive Council, which has the responsibility for setting corporate strategies and priorities, and served as Texaco’s Corporate Compliance Officer.

CHARLES H. BOWMAN Age: 67 Business Address: 13350 Hopes Creek Road College Station, TX 77845-9250

Mr. Bowman, Professor Emeritus of Petroleum Engineering at Texas A&M University, is currently retired. From July 1997 to November 2001 he served as Professor and Head of the Harold Vance Department of Petroleum Engineering at Texas A&M University. Prior to joining Texas A&M University, Mr. Bowman served as Chairman and Chief Executive Officer of BP America, Inc. from January 1994 to August 1996.

Mr. Bowman spent 36 years in the international oil industry. From 1990 through 1993, he was the Managing Director of BP Australia Limited and Chief Executive Officer of BP Oil Australasia. He moved to Australia from London, where he was General Manager—Europe for BP Oil International.

RONALD J. BURNS Age: 50 Business Address: 27890 North 100 Way Scottsdale, AZ 85262

Since 1997, Mr. Burns has been the Chairman of Burns Capital Partners LP, the principal business of which is private equity investments. From 1997 to 1998, Mr. Burns has also served as President and Chief Operating Officer of Entergy Corporation, which is an electric utility. From 1989 until 1994, Mr. Burns was Chairman and Chief Executive Officer of Enron Gas Pipeline Group and had management responsibility for all of Enron’s natural gas pipeline subsidiaries. During 1994 and 1995 Mr. Burns was also the Chairman and Chief Executive Officer of Enron North America; Enron’s natural gas and electricity marketing, trading and finance subsidiary. During 1995 and 1996, Mr. Burns was President and Chief Executive Officer of Union Pacific Railroad.

STEPHEN D. CHESEBRO’ Age: 61 Business Address: 1330 Post Oak Boulevard Suite 1600 Houston, TX 77056

Since June 2001, Mr. Chesebro’ has served as the non-executive Chairman of the Board of Harvest Natural Resources, Inc., the principal business of which is international oil and gas exploration and production. Mr. Chesebro’ served as a director of Harvest Natural Resources, Inc. from October 2000 to June 2001. From January 1999 to September 1999, Mr. Chesebro’ served as a director, President and Chief Executive Officer of PennzEnergy, the principal business of which was oil and gas exploration and production. From February 1997 to December 1998, Mr. Chesebro’ served as a director, President and Chief Operating Officer of Pennzoil Company, the principal business of which was integrated oil, including exploration, production, refining, marketing and retail services. Prior to joining Pennzoil, Mr. Chesebro’ served 32 years with Tenneco, Inc., where he retired in 1996 as Chairman and Chief Executive Officer of Tenneco Energy.

TED EARL DAVIS Age: 63 Business Address: 55 Mott Lane Houston, TX 77024

Mr. Davis has been a consultant for the energy industry (self-employed) since July 2000. From 1997 to 2000, he served as the President, Exploration Production, for international operations of Conoco, Inc., the principal business of which is oil and gas exploration and production, in Africa, Mid-East and Asia-Pacific. Mr. Davis also served as President of Conoco’s Upstream North America division with responsibilities for exploration, production, natural gas and gas products, pipeline and gas processing operations, LPG supply, marketing and distribution, business development, commercial, legal, business and regulatory activities. He was also a corporate vice-president at E.I. DuPont De Nemours and Company, the principal business of which is high-performance materials and specialty chemicals, from 1986 to 1999, when E.I. DuPont De Nemours and Company was Conoco’s parent corporation. Mr. Davis is currently a director of Total Safety, Inc. and TransTexas Gas Corporation. Mr. Davis was asked to serve on the TransTexas board by a number of TransTexas’ senior bondholders and became a director after TransTexas first filed for federal bankruptcy protection in 1999. TransTexas filed for federal bankruptcy protection again in 2002.

JOHN J. MURPHY Age: 71 Business Address: 5500 Preston Road Suite 210 Dallas, TX 75205

Mr. Murphy is currently retired. From 1997 to 2000, Mr. Murphy served as a Managing Director of SMG Management L.L.C., a privately owned investment group. Mr. Murphy is currently a director of CARBO Ceramics Inc., W.R. Grace & Co. and ShawCor Ltd. Mr. Murphy began his career with Dresser Industries, Inc., a provider of products and services to the energy industry, in 1952 as an engineer and he became Chairman and Chief Executive Officer in August 1983. He remained Chief Executive Officer until 1995 and Chairman of the Board until his retirement in November 1996.

JOHN V. SINGLETON Age: 84 Business Address: 314 N. Post Oak Lane Houston, TX 77024

Judge Singleton is a retired United States Federal District Judge. During his tenure, Judge Singleton served as the Chief Judge of the United States District Court for the Southern District of Texas and was elected to serve as the District Judge Representative from the Fifth Circuit to the Judicial Conference of the United States by all of his fellow Judges of the Fifth Circuit. In addition, all of the District Judge Representatives elected Judge Singleton to be their Chairman during his tenure at the Judicial Conference. Judge Singleton served on the State Bar of Texas’ Administration of Justice Committee, served as a member of the American Arbitration Association, Large Complex Case Panel, and was an Advisory Member of the Board of Directors of the Institute for Transnational Arbitration. Judge Singleton currently does arbitration and litigation counseling.

SELIM K. ZILKHA Age: 75 Business Address: 1001 McKinney Suite 1740 Houston, TX 77002

Mr. Zilkha is a 50% owner of Zilkha Renewable Energy, LLC, the principal business of which is wind energy generation, located at 1001 McKinney, Suite 1740, Houston, TX 77002. Mr. Zilkha is also the owner of Laetitia Vineyard & Winery, Inc., the principal business of which is vineyards and a winery, located at 453 Laetitia Vineyard Drive, Arroyo Grande, CA 93420. He was the majority owner of Zilkha Energy Company, L.L.C. for several years prior to that company’s acquisition by Sonat, Inc. Mr. Zilkha served as a director of El Paso Energy Corporation from November 1999 to February 2001, and as an advisory director from February 2001 to June 2002. From January 1998 to November 1999, Mr. Zilkha was a director of Sonat, Inc., an energy holding company whose subsidiaries operated in the oil and natural gas industries.

Share Ownership of the Nominees

The following table contains a summary of the total number of shares of common stock of El Paso and shares of common stock of El Paso Energy Partners L.P.(1) beneficially owned by the Stockholder Nominees.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock of El Paso Corporation	Selim K. Zilkha	8,909,195	(2)	1.49	%(3)
Common Stock of El Paso Corporation	Ted Earl Davis	3,000		*
Common Stock of El Paso Energy Partners, L.P.	John J. Murphy	10,000		*

(1)	El Paso Corporation’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2002, states that a “subsidiary in our Field Services segment serves as the general partner of El Paso Energy Partners and owns a one percent general partner interest and 26 percent of the partnership’s common units.”

(2)	This number includes 4,195 shares which Mr. Zilkha owns of record, 7,400,000 shares beneficially owned indirectly through the Selim K. Zilkha Trust and 1,500,000 shares beneficially owned indirectly through the Selim K. Zilkha 2002 Trust. This number also includes the rights of Mr. Zilkha (i) under an option to acquire 3,000 shares at $42.125, which expires on October 25, 2009, and (ii) under an option to acquire 2,000 shares at $43.75, which expires on April 28, 2010.

(3)	Percentage ownership is calculated based on [596,968,891] shares of common stock of the Company, which the Company reported as outstanding as of , 2003 in its annual report on Form 10-K for the year ended December 31, 2002.

*	Less than 1%

The Stockholder Nominees will not receive any compensation from the Stockholder for agreeing to be nominated by the Stockholder and to serve as directors of El Paso, if elected pursuant to the Stockholder’s solicitation. The Stockholder and Mr. Oscar S. Wyatt, Jr. have agreed to reimburse the Stockholder Nominees for all expenses, including legal expenses, reasonably incurred by them in connection with this proxy solicitation and any related proceedings.

It is expected that each of the Stockholder Nominees, if elected, will receive customary director’s compensation from the Company.

According to the Company’s definitive proxy statement for the 2002 annual meeting of stockholders dated April 8, 2002, filed with the SEC on April 28, 2002 (the “El Paso 2002 Proxy Statement”), under compensation arrangements then in effect, non-employee directors receive an annual retainer of $80,000, $20,000 of which is required to be paid in deferred shares of El Paso common stock (including a conversion premium) and the remaining $60,000 paid at the election of the director in cash, deferred cash or deferred shares of common stock (including a conversion premium) or any combination of cash, deferred cash or deferred shares of common stock. In addition, each non-employee director who chairs a committee of the Board of Directors (other than the Nominating Committees) receives an additional retainer fee of $15,000, which may be paid in the same manner as the annual retainer. Each non-employee director also receives a retirement benefit credit in the form of deferred shares of El Paso common stock (without the conversion premium) equal to the amount of their annual retainer. Pursuant to El Paso’s 2001 Stock Option Plan for Non-Employee Directors, non-employee directors receive a grant of 5,000 stock options upon initial election to the Board of Directors, and 3,000 stock options upon each annual reelection by the stockholders. Directors with balances in their deferred account of at least $200,000 are eligible to participate in El Paso’s Estate Enhancement Program. See El Paso’s 2002 Proxy Statement and other materials on file with the SEC for additional information regarding compensation of directors generally.

It is also expected that each of the Stockholder Nominees, if elected, will be indemnified for his services as director of the Company to the same extent indemnification is available to directors of the Company under the Company’s Restated Certificate of Incorporation or otherwise provided by the Company. In addition, it is expected that, upon their election, such nominees will be covered by any officer and director liability insurance maintained by the Company.

Each of the Stockholder Nominees has consented to being nominated to the Board, being named in this Proxy Statement as a nominee, and serving as a director of El Paso, if elected pursuant to the Stockholder’s solicitation. If the nomination of any individual Stockholder Nominee by the Stockholder shall be deemed to be ineffective for any reason, or if any individual Stockholder Nominee shall be unable to serve for any reason, the Stockholder reserves the right to propose a replacement Stockholder Nominee at the 2003 Annual Meeting. Shares represented by the Stockholder’s BLUE proxy cards will be voted for any such substitute or additional nominees of the Stockholder.

If Proposal 1 is not approved at the 2003 Annual Meeting, the Board might consist of 12 directors while the Stockholder has nominated nine individuals. Under those circumstances, the Stockholder Nominees, if elected, would constitute nine of 12 directors on the Board. The Stockholder therefore urges you to vote not only “FOR” the stockholder nominees, but also “FOR” the adoption of each of Stockholder Proposals, including Proposal 1.

* * *

When you return the BLUE proxy card you will be voting for the Stockholder Nominees to serve as directors and for adoption of the Stockholder Proposals, unless you appropriately mark your card otherwise.

The Stockholder believes that it is in the best interest of stockholders to elect the stockholder nominees at the 2003 Annual Meeting, and strongly recommends a vote “FOR” the election of the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals.

* * *

Your vote is important regardless of the number of shares you own.

Please sign and date the BLUE proxy card and return it in the enclosed envelope whether or not you plan to attend the 2003 Annual Meeting.

Information Concerning the Participants in the Solicitation

Mr. Zilkha, Mr. Oscar S. Wyatt, Jr, and the Stockholder Nominees may be deemed participants (the “Participants”) in this solicitation. Mr. Wyatt is currently the Chairman and President of both NuCoastal Corporation and NuCoastal Trading Company, each of which maintain offices at 8 Greenway Plaza, Suite 930, Houston, TX 77046.

Mr. Wyatt may be deemed to be the beneficial owner of 4,678,057 shares of the Company’s Common Stock, including 350,689 shares of the Company’s Common Stock owned by Mr. Wyatt’s wife. This represents less than 1% of the Company’s outstanding stock as of             2003, as reported in the Company’s annual report on Form 10-K for the year ended December 31, 2002. Mr. Wyatt disclaims beneficial ownership of the shares owned by his wife.

Mr. Wyatt is the named lead plaintiff in a class action suit against the Company alleging, among other things, violations of the federal securities laws. Mr. Wyatt is not being nominated for election to the Company’s Board of Directors and Mr. Wyatt has advised the Stockholder that he does not intend to seek office in the future with the Company. If any or all of the Stockholder Nominees are elected as directors of the Company, they will be required under applicable law to act, in their capacity as directors, consistently with the best interests of the Company and its Stockholders in all matters coming before the Board, including the handling of the litigation to which Mr. Wyatt is a party. Mr. Zilkha acquired 2,095 shares of El Paso common stock during the class periods alleged in the lawsuit pursuant to stock grants made in consideration of Mr. Zilkha’s service on El Paso’s Board and accordingly may be entitled to participate (together with all other persons who purchased or acquired El Paso common stock during the relevant periods) in any recovery that may occur (by settlement or otherwise) under that lawsuit.

Within two days after Mr. Wyatt was appointed lead plaintiff in the class action suit, El Paso Merchant Energy-Petroleum Company (“EPMA”), a subsidiary of the Company, commenced a lawsuit against Mr. Wyatt alleging the breach by Mr. Wyatt of his obligations under a guaranty that Mr. Wyatt provided to Coastal Refining & Marketing, Inc., the purported predecessor of EPMA.

For information relating to transactions by each of the Participants in securities of the Company over the past two years, see Schedule II hereto. For all other required information on the Participants other than Mr. Wyatt, see “The Election of Directors—The Stockholder Nominees” beginning on page    .

Each of the Stockholder Nominees, as well as Mr. Wyatt, may communicate with stockholders of El Paso in the manner contemplated by this Proxy Statement on behalf of the Stockholder.

Certain Transactions Involving the Participants

Mr. Zilkha received $45,000 for his services as an advisory director of El Paso in 2002.

Mr. Wyatt received $284,000 for consulting services he provided to El Paso in 2002 pursuant to a consulting agreement between Coastal Corporation and Mr. Wyatt, which was assumed by El Paso in the merger with Coastal Corporation. In addition, El Paso paid Mr. Wyatt’s office rent for year of 2002 in the amount of $74,325.20 pursuant to the same consulting agreement. This consulting agreement terminated on August 31, 2002.

Except as set forth in this Proxy Statement (including the Schedules), none of the Participants nor any of their respective associates:  (i) directly or indirectly beneficially owns any shares of El Paso common stock or any other securities of the Company or any of its subsidiaries; (ii) has had any relationship with the Company in any capacity other than as a stockholder, or is or has been a party to any transaction, or series of transactions, since the beginning of the Company’s last fiscal year with respect to any securities of the Company; (iii) knows of any transactions since the beginning of the Company’s last year, currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them had, or will have, a direct or indirect material interest; (iv) intends to seek to engage in any transaction with the Company or any of its subsidiaries in the future; or (v) has any interest in the matters to be voted on at the 2003 Annual Meeting, other than an interest, if any, as a stockholder of the Company or, with respect to the Stockholder Nominees, as a nominee for director.

In addition, other than as set forth in this Proxy Statement (including the Schedules), there are no contracts, arrangements or understandings entered into by any of the Participants or any of their respective associates within the past year with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as set forth in this Proxy Statement (including the Schedules), none of the Participants nor any of their respective associates has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as set forth in this Proxy Statement (including the Schedules), none of the Stockholder Nominees nor their associates has, since the beginning of the Company’s last fiscal year, been indebted to the Company or any of its subsidiaries in an amount that exceeds $60,000.

Voting Procedures

2003 Annual Meeting

El Paso has announced that the 2003 Annual Meeting will be held in [PLACE OF MEETING] [at [LOCATION OF MEETING]] on [DATE OF MEETING], 2003 at [TIME OF MEETING]. El Paso has announced that the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the 2003 Annual Meeting was [ENTER RECORD DATE].

Voting and Revocation of Proxies

For the proxy solicited hereby to be voted, the enclosed BLUE proxy card must be signed, dated, and returned in the envelope enclosed, in time to be voted at the 2003 Annual Meeting. If you wish to vote “FOR” the election of the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals you must submit the enclosed BLUE proxy card and must NOT submit the Company’s proxy card. If you have already returned the Company’s proxy card, you have the right to revoke it as to all matters covered thereby and may do so by subsequently signing, dating, and mailing the enclosed BLUE proxy card. Only your latest dated proxy will count at the 2003 annual meeting. Execution of a BLUE proxy card will not affect your right to attend the 2003 Annual Meeting and to vote in person.

Any proxy may be revoked as to all matters covered thereby at any time prior to the time a vote is taken by (i) submitting to the Chairman of the Board or the Stockholder a later dated written revocation or duly executed proxy; or (ii) attending and voting at the 2003 Annual Meeting in person (attendance at the 2003 Annual Meeting will not in and of itself constitute a revocation).

Although a revocation will be effective only if delivered to the Company, the Stockholder requests that either the original or a copy of all revocations be mailed to Selim K. Zilkha c/o Innisfree M&A Incorporated at the address set forth on the back page of this Proxy Statement, so that the Stockholder will be aware of all revocations and can more accurately determine if and when the requisite proxies have been received. If the Stockholder receives an original copy of a revocation of a proxy furnished by El Paso’s incumbent Board of Directors, he will deliver it to the Company to assure its effectiveness.

Shares of El Paso common stock represented by a valid, unrevoked BLUE proxy card will be voted as specified. Shares represented by a BLUE proxy card where no specification has been made will be voted “FOR” the election of the Stockholder Nominees and “FOR” the adoption of each of the Stockholder Proposals. Except as set forth in this Proxy Statement, the Stockholder is not aware of any other matter to be considered at the 2003 Annual Meeting. If you return a BLUE proxy card and any other matter is presented at the 2003 Annual Meeting, the persons named on the enclosed BLUE proxy card will vote your shares in accordance with their best judgment concerning such matter.

If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only that institution can vote your shares and only upon its receipt of your specific instructions. Accordingly, please promptly contact the person responsible for your account at the relevant institution and instruct that person to execute and return the BLUE proxy card on your behalf. You should also promptly sign, date and mail the voting instruction form (or BLUE proxy card) that your broker or banker sends you. Please do this for each account you maintain to ensure that all of your shares are voted. If any of your shares were held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, to revoke your proxy you will need to give appropriate instructions to the relevant institution. If you do not give instructions to your broker or other nominee, your shares will not be voted.

Record Date and Voting Power

Only holders of record as of the close of business on [RECORD DATE], 2003, the Record Date for the 2003 Annual Meeting, will be entitled to vote at the 2003 Annual Meeting. If you were a stockholder of record on the Record Date, you will retain your voting rights for the 2003 Annual Meeting even if you sell those shares after the Record Date. Accordingly, it is important that you vote the shares you owned on the Record Date or grant a proxy to vote those shares, even if you sell some or all of your shares after the Record Date.

The shares of common stock are the only shares of capital stock of El Paso entitled to notice of, and to vote at, the 2003 Annual Meeting. According to information publicly disclosed in El Paso’s annual report on Form 10-K for the year ended December 31, 2002, there were [598,964,891] shares of El Paso common stock outstanding as of                , 2003. Every holder of shares of El Paso’s common stock is entitled to one vote for each share held.

Quorum and Required Vote

In accordance with El Paso’s By-Laws, at the 2003 Annual Meeting, a majority of the shares of common stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum.

Nominees for election as directors of El Paso will be elected by a plurality of the votes of the shares present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of the votes cast at the 2003 Annual Meeting, the only effect of abstentions and broker non-votes in connection with the election of directors is to reduce the number of shares voted in favor of the nominees. “Broker non-votes” are shares as to which a broker indicates on a proxy that it does not have discretionary authority and has not received voting instructions from the beneficial owner on a particular matter.

El Paso’s By-Laws provide that “a non-vote by a stockholder will be counted as a vote “for” the management’s position.” It is unclear from the By-Laws exactly how this provision will be applied at the 2003 Annual Meeting, but it is possible that the Company’s incumbent Board may seek to treat a non-vote by a stockholder as a vote “FOR” the incumbent Board’s nominees and “AGAINST” the Stockholder Nominees. The Stockholder believes that this approach, if taken with respect to any of the Stockholder Proposals, would be inconsistent with Delaware law.

With respect to Stockholder Proposals 1, 3, 4 and 5, none of which involves the election of directors, the affirmative vote of the majority of the shares present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote on the respective proposal will be required for each such Stockholder Proposal to be approved. The same vote-counting rules as in the election of directors will apply to abstentions, broker non-votes and stockholder non-votes, but the effect of abstentions and broker non-votes on the Stockholder Proposals 1, 3, 4 and 5 will be different. Because these four Stockholder Proposals have to be approved by a majority of the votes of the shares present in person or represented by proxy at the 2003 Annual Meeting and entitled to vote on the respective proposal, abstentions and broker non-votes will essentially be votes “AGAINST” the Stockholder Proposals.

Subject to Delaware law, inspectors of election that are appointed by the Board or, if no such appointment is made or such inspectors fail to appear or act, by the Chairman of the 2003 Annual Meeting (appointed in accordance with the By-Laws of the Company), will determine the validity of proxies and receive, inspect, count and report to the meeting in writing the votes cast at the 2003 Annual Meeting.

Stockholder Proposals for 2004 Annual Meeting

According to information published by El Paso for inclusion in El Paso’s 2004 proxy statement, stockholder proposals must be received by El Paso on or before            and, pursuant to El Paso’s bylaws, any matter that is not included in El Paso’s 2004 proxy statement must be submitted to El Paso between            and            .

No Appraisal Rights

Stockholders of the Company do not have dissenter’s rights of appraisal as a result of this solicitation or the adoption of any of the proposals included in this Proxy Statement.

Where To Get Help

If you have questions, or need further assistance, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.

Solicitation of Proxies; Expenses

In connection with the Stockholder’s solicitation of proxies for use at the 2003 Annual Meeting, proxies may be solicited by mail, courier service, advertisement, telephone, telecopier or other electronic means, and in person. Solicitations may be made, in the manner set forth in this Proxy Statement, by directors, managers, officers and other employees, and by the Stockholder Nominees, none of whom will receive additional compensation for such solicitations. The Stockholder may request banks, brokerage firms, and other custodians, nominees and fiduciaries to forward all of the solicitation materials to the beneficial owners of the shares of El Paso common stock they hold of record. The Stockholder will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

The Stockholder has retained Innisfree M&A Incorporated for solicitation and advisory services in connection with the solicitation of proxies for a fee of up to $300,000, together with reimbursement for its reasonable out-of-pocket expenses. The Stockholder has also agreed to indemnify Innisfree M&A Incorporated against certain liabilities and expenses (including under federal securities laws). Innisfree has informed the Stockholder that it would employ up to approximately [    ] persons to solicit proxies for use at the 2003 Annual Meeting.

All expenses associated with any solicitation of proxies by the Stockholder in connection with the 2003 Annual Meeting will be borne directly by Selim K. Zilkha and Oscar S. Wyatt, Jr. pursuant to an agreement between them. The Stockholder and Mr. Wyatt further have agreed to seek reimbursement from the Company upon completion of the solicitation of all expenses incurred by them in connection with the nomination of the Stockholder Nominees, the submission of the Stockholder Proposals and this solicitation. If the Stockholder seeks reimbursement of the costs of this solicitation from the Company, the decision whether or not to submit the question of reimbursement to a stockholder vote will be made by the Board. The Stockholder estimates that the costs incidental to his solicitation of proxies, including expenditures for advertising, printing, postage, legal and related expenses will be approximately $[            ] million. Total costs incurred to the date of this Proxy Statement by the Stockholder have been approximately $[            ].

Other Matters to Be Considered at the 2003 Annual Meeting

The Company has announced that it will present a proposal at the 2003 Annual Meeting asking the stockholders of the Company to ratify the appoint of [PricewaterhouseCoopers LLP] as independent certified accountants of the Company. [Unless you indicate otherwise on your proxy card, if you give the Stockholders the proxy he is requesting, your shares will be voted “FOR” that proposal.] Except as set forth in this Proxy Statement, the Stockholder is not aware of any other proposals to be brought before the 2003 Annual Meeting.

Annual Report and Proxy Statement of the Company

An annual report to stockholders covering the Company’s fiscal year ended December 31, 2002, including financial statements, is required to be furnished to stockholders by the Company in connection with the Company’s solicitation of proxies for the 2003 Annual Meeting. That annual report is not required to be provided by the Stockholder and does not form any part of the material being distributed by the Stockholder for the solicitation of proxies.

The Company’s incumbent Board also will solicit proxies for use at the 2003 Annual Meeting and has furnished or will shortly furnish a proxy statement in connection with that solicitation. Neither the Stockholder, the Participants nor any of their respective affiliates or associates is presently an officer or director of, or otherwise engaged in the management of, the Company. Consequently, the Stockholder does not have current information concerning the common stock of the Company, other information concerning the Company’s management, the procedures for submitting proposals for consideration at the next annual meeting of the Company’s stockholders or certain other matters regarding the Company and the 2003 Annual Meeting. Accordingly, reference is made to management’s proxy statement for that information.

Under the federal securities laws, the Stockholder is required to disclose certain information as to the security ownership of the Company’s management, its current directors and the holders of significant amounts of El Paso’s Common Stock. That information, which has been obtained from El Paso’s filings with the Securities and Exchange Commission, is provided in Schedule III.

*  *  *

If you have any questions concerning this Proxy Statement, would like to request  additional copies of this Proxy Statement or need help voting your shares, please  contact:

INNISFREE M&A INCORPORATED

Call toll free: (877) 750-5837

Banks and Brokers, call collect: (212) 750-5833

For more information, please visit www.saveelpasonow.com

SCHEDULE I

PROPOSED BY-LAW AMENDMENTS

Following is the text to the amendments to the Company’s By-Laws set forth in the Stockholder’s Proposals 1 and 3:

Proposal 1.	Delete Article III, Section 1 of the Company’s By-Laws in its entirety and replace it with the following:

“Section 1. Number, Qualification and Term of Office.    The number of directors which shall constitute the whole Board shall be nine. At each annual meeting of the stockholders a Board shall be elected by the stockholders for a term of one year. Each Director shall serve until his successor is duly elected and shall qualify.”

Proposal 2.	Delete Section 3 of Article III of the Company’s By-Laws in its entirety and replace it the following:

“Section 3. Nomination of Directors.    Nominations of persons for election to the Board may be made at any time prior to or at an annual meeting of stockholders or special meeting of stockholders called by the Board for the purpose of electing Directors (i) by or at the direction of the Board or (ii) by any stockholder of the corporation entitled to vote for the election of directors at such meeting.”

SCHEDULE II

PARTICIPANT INFORMATION

TRADING ACTIVITY OF THE NOMINEES

The following table contains a summary description of all purchases and sales of the common stock of El Paso effected within the past two years by the Participants:

Shares of El Paso Corporation

	Participant	Common Stock	Action	Date
I.	Stephen D. Chesebro’	346	Sell	7/27/01

II.	Ted E. Davis	3,000	Buy	10/16/02
		2,000	Buy	10/16/02
		802	Buy	10/17/02
		1,800	Sell	12/02/02
		1,002	Sell	12//02/02

III.	Oscar S. Wyatt, Jr.	9,167	Buy	3/6/01	(1)
		200,000	Sell	3/20/01
		30,000	Sell	3/20/01
		15,000	Sell	3/20/01
		50,000	Sell	3/22/01
		100,000	Sell	3/23/01
		5,200	Sell	3/26/01
		6,000	Sell	4/23/01
		4,000	Buy	5/30/02
		1,000	Buy	6/3/02
		1,000	Buy	6/3/02
		5,000	Buy	7/23/02

IV.	Selim K. Zilkha	3,000	Sell	3/27/01	(2)
		800	Sell	4/21/01	(2)
		2,500	Sell	9/24/01	(2)
		250,000	Sell	9/26/01
		18,000	Sell	12/21/01	(2)
		900	Sell	12/21/01	(2)
		25,000	Sell	4/10/02
		50,000	Sell	6/5/02
		50,000	Sell	6/6/02
		50,000	Sell	6/7/02
		300,000	Sell	6/10/02
		357,500	Sell	6/10/02	(2)
		50,000	Sell	6/11/02
		170,000	Sell	6/12/02
		50,000	Sell	6/17/02
		50,000	Sell	6/18/02
		50,000	Sell	6/19/02
		50,000	Sell	6/20/02
		50,000	Sell	6/21/02
		50,000	Sell	6/24/02
		50,000	Sell	6/25/02

Participant	Common Stock	Action	Date
	110,857	Sell	6/25/02	(2)
	25,000	Sell	7/2/02
	50,000	Sell	7/3/02
	15,857	Sell	7/5/02
	19,143	Sell	7/5/02
	100,000	Sell	7/8/02
	100,000	Sell	7/9/02
	95,700	Sell	7/10/02
	125,000	Sell	7/17/02
	62,500	Sell	7/18/02
	75,000	Sell	7/22/02	(3)
	37,500	Sell	7/23/02	(3)
	242,777	Sell	8/5/02
	145,666	Sell	8/6/02	(3)
	97,500	Sell	9/23/02
	52,500	Sell	9/26/02	(3)
	12,500	Sell	10/3/02
	6,700	Sell	10/4/02
	52,200	Sell	10/7/02
	7,500	Sell	10/8/02	(3)
	3,300	Sell	10/9/02	(3)
	31,250	Sell	10/10/02
	31,400	Sell	10/10/02	(3)
	31,250	Sell	10/11/02
	31,250	Sell	10/14/02
	31,250	Sell	10/15/02
	31,250	Sell	10/16/02
	18,750	Sell	10/16/02	(3)
	31,250	Sell	10/17/02
	18,750	Sell	10/17/02	(3)
	18,750	Sell	10/17/02	(3)
	18,750	Sell	10/18/02	(3)
	18,750	Sell	10/21/02	(3)
	18,750	Sell	10/22/02	(3)
	39,000	Sell	10/28/02
	61,000	Sell	10/29/02
	50,000	Sell	10/30/02
	300	Sell	10/31/02
	60,000	Sell	11/1/02
	50,000	Sell	11/4/02
	50,000	Sell	11/5/02
	100,000	Sell	11/6/02
	50,000	Sell	11/7/02
	25,000	Sell	11/13/02
	75,000	Sell	11/14/02
	32,900	Sell	11/18/02
	50,000	Sell	1/14/03

(1)	Issued to Mr. Wyatt by El Paso Corporation in the amount of $577,377.66 for deferred compensation (stock was issued in lieu of cash at $62.98 per share of Common Stock).

(2)	Reflects gift of shares of El Paso common stock from Mr. Zilkha to charity.

(3)	Reflects sales of El Paso common stock by a charitable foundation formed by Mr. Zilkha.

SCHEDULE III

The following table sets forth certain information from [El Paso’s preliminary proxy statement on Schedule 14A] filed with the SEC as of [DATE] with respect to the beneficial ownership of shares of Common Stock at that time by (i) each person who was known to El Paso to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of El Paso, (iii) each executive officer of El Paso and (iv) all executive officers and directors of El Paso as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. This information is presented as reported by El Paso in the filing referenced above.

[To come from El Paso 2003 Preliminary Proxy Statement, when available]

ANNEX A

Solicited by Selim K. Zilkha

Annual Meeting of the Stockholders of

El Paso Corporation

[DATE]

The undersigned hereby appoints Selim K. Zilkha and [Alan M. Miller], and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of common stock of El Paso Corporation, held of record by the undersigned on [RECORD DATE] at the Annual Meeting of the stockholders of El Paso Corporation to be held at [LOCATION] on [DATE], and at any adjournments, postponements, reschedulings or continuations of such meeting for the purposes identified in this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting, including substitute nominees if any of the named nominees for director should be unavailable to serve for election, in accordance with and as described in Selim K. Zilkha’s Proxy Statement.

If you sign, date and return this card without indicating your vote on one or more of the following proposals, you will be deemed to have voted in favor of such proposals. If you vote or abstain with respect to one or more of the following proposals and return this card or sign and date this card and return it, this proxy card will revoke any previously executed proxy with respect to all proposals.

☒  Please mark votes as in this example.

Selim K. Zilkha strongly recommends that stockholders vote in favor of all the following proposals:

Proposal 1—To amend El Paso Corporation’s By-Laws to fix the number of directors constituting the entire Board of Directors at nine, including by appropriate amendments to Article III, Section 1 of El Paso Corporation’s By-Laws.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2—To elect each of R. Gerald Bennett, C. Robert Black, Charles H. Bowman, Ronald J. Burns, Stephen D. Chesebro’, Ted Earl Davis, John J. Murphy, John V. Singleton and Selim K. Zilkha to El Paso Corporation’s Board of Directors, in lieu of any persons who may be nominated by El Paso Corporation’s incumbent Board of Directors or by any other person.

FOR ☐	AGAINST ☐	ABSTAINS ☐

(Instruction: If you wish to vote for the election of less than all of the nominees, check the “FOR” box above and write the name of the person(s) you do not wish elected in the following space:                                                                         . If no box is marked above with respect to this Proposal, the undersigned will be deemed to vote for such Proposal, except that the undersigned will not be deemed to vote for the election of any candidate whose name is written in the space provided above.)

Proposal 3—To amend El Paso Corporation’s By-Laws to delete any requirements for advance notice to be provided by stockholders prior to nominating persons for election to El Paso Corporation’s Board of Directors, including by appropriate amendment to Article III, Section 3 of El Paso Corporation’s By-Laws.

FOR ☐	AGAINST ☐	ABSTAINS ☐

Proposal No. 4—To repeal each provision of or amendment to El Paso Corporation’s By-Laws (other than the provisions and amendments added or effected pursuant to Proposals 1 and 3) adopted after the version of the By-Laws, purportedly as amended through November 7, 2002, filed by El Paso Corporation with the Securities and Exchange Commission as Exhibit 3.B to El Paso Corporation’s Quarterly Report on Form 10-Q for the period ended September 30, 2002.

FOR ☐	AGAINST ☐	ABSTAINS ☐

Proposal No. 5—To require that action be taken at the Annual Meeting on proposals 1 to 4 above in the sequence indicated and before any other business is conducted.

FOR ☐	AGAINST ☐	ABSTAINS ☐

IMPORTANT: THIS PROXY MUST BE SIGNED AND DATED TO BE VALID.

Dated:

Signature

Signature (if held jointly)

Title or Authority

Please sign exactly as name appears hereon. If shares are registered in more than one name, the signature of all such persons should be provided. A corporation should sign in its full corporate name by a duly authorized officer, stating his or her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by an authorized person. The proxy card votes all shares in all capacities.

PLEASE MARK, SIGN AND DATE THIS PROXY BEFORE MAILING THE PROXY IN THE ENCLOSED ENVELOPE.

If you have any questions or need assistance in voting your shares, please contact Innisfree M&A Incorporated toll free at (877) 750-5837 or if you are a bank or broker please call collect at (212) 750-5833.